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                                   CONFIDENTIAL


                       MANUFACTURING SERVICES AGREEMENT


DATE:                 May 14, 1998


PARTIES:             Hypertension Diagnostics, Inc.
                     2915 Waters Road, Suite 108
                     Eagan, MN  55121-1562
                     Telephone:     612-687-9999
                     TeleFax:       612-687-0485

                          "COMPANY"


                     Apollo Research Corporation
                     2640 North America Drive
                     West Seneca, NY  14224
                     Telephone:     716-674-3600
                     TeleFax:       716-674-3659

                          "CONTRACTOR"


                                  RECITALS:

     A. The Company designed, developed and intends to market a CardioVascular Profiling Instrument (the "PRODUCT") which has several components, including the Model 7013 Arterial Pulse Pressure Sensor (the "SENSOR"), which was designed and developed with the assistance of the Contractor.

     B. The Contractor is in the business of manufacturing various medical components, including the Sensor.

     C. The Sensor is a component that is critical to the functionality of the Product.

     D. In consideration of the terms and conditions set forth in this Agreement, the parties desire to enter into this Agreement whereby Contractor agrees to manufacture and supply Sensors to the Company, and the Company agrees to purchase the Sensors from the Contractor.

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                                  AGREEMENT:

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:


                                  ARTICLE I
                            MANUFACTURING SERVICES

     SECTION 1.1 SUPPLY. During the term of this Agreement, the Contractor shall manufacture Sensors and shall supply such Sensors to the Company, and the Company shall purchase from the Contractor Sensors ordered by the Company which conform to the requirements of this Agreement, all as more particularly provided herein. The Contractor will manufacture the Sensors under the U.S. Food and Drug Administration's (the "FDA") good manufacturing practices ("GMP") and quality system requirements ("QSR") applicable to the manufacture of the Sensors. Any additional requirements applicable to the manufacture of the Sensors are as set forth herein. Any deviation from these requirements must be approved by the Company and the Contractor in writing and in advance of manufacture.

     SECTION 1.2 FACILITY INSPECTION. The Company shall have the right, upon reasonable notice to the Contractor, during normal business hours, to inspect all phases of the manufacturing activities of the Sensors at the Contractor's or any subcontractor's facilities in order to verify the Contractor's compliance with the requirements of this Agreement. The Contractor agrees to give the Company access or arrange for the Company to have access during normal business hours to such records as are reasonably necessary to any such inspection including, but not limited to, quality control records, test records, manufacturing records and design records. The Contractor further agrees to permit or arrange for the Company to review and copy such records for purposes of conducting any such inspection, provided the Company agrees to maintain the confidentiality of any such records.


                                  ARTICLE II
                             PLACEMENT OF ORDERS

     SECTION 2.1 REQUEST FOR QUOTATIONS. Prior to the issuance of a purchase order, the Company shall provide to the Contractor a request for a written quotation from the Contractor as to the price for the number of Sensors requested and the time to manufacture such Sensors, attach such Sensors to cables ("SENSOR CABLES") supplied by the Company and ship such completed assemblies ("SENSOR ASSEMBLIES") to the Company. The Contractor will deliver such written quotation to the Company within twenty (20) calendar days of the Contractor's receipt of the request for a quotation.

     SECTION 2.2 PURCHASE ORDERS. The Company's purchase of the Sensors shall be governed by purchase orders issued from time-to-time by the Company and accepted by the Contractor (the "AUTHORIZATION LETTERS"). If the Company sends an Authorization Letter to the Contractor, the Contractor will promptly accept or reject the Authorization Letter in writing. If the Contractor


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accepts the Authorization Letter, the Contractor will begin the manufacture of the Sensors no later than the date specified in the Authorization Letter and will otherwise adhere to the other terms and conditions specified therein.

     SECTION 2.3 COMPANY COORDINATOR. In each Authorization Letter, the Company shall appoint a Manufacturing Coordinator. The Manufacturing Coordinator shall establish standards for the quality and acceptability of the manufacture of the Sensors and of the services to be performed by the Contractor under the applicable Authorization Letter, provided that such standards shall not materially affect the profitability to the Contractor attributable to the manufacture and assembly of the Sensors and Sensor Assemblies contemplated by such Authorization Letter.

     SECTION 2.4 SUPERVISION BY THE CONTRACTOR. The Contractor shall inform the Company of the name of the primary employee, employees or subcontractors responsible for the work to be performed under each Authorization Letter. The Contractor shall be responsible for supervision and direction of the work of its employees and subcontractors, and if work is done on the Company's premises, the Contractor shall, at all times, provide supervision acceptable to the Company of its personnel working on the Company's premises. The Contractor shall require its employees and, if applicable, its subcontractors, to comply with the Company's plant regulations and policies.

     SECTION 2.5 ACCEPTABILITY OF PERSONNEL. The Contractor agrees not to assign to work on the Company's premises any of its employees not acceptable to the Company. The Contractor agrees to remove from the Company's premises, immediately in the case of misconduct, any of its employees at the Company's request. The Company agrees not to assign to work on the Contractor's premises any of its employees not acceptable to the Contractor. The Company agrees to remove from the Contractor's premises, immediately in the case of misconduct, any of its employees at the Contractor's request.

     SECTION 2.6 AUTHORIZATION LETTERS. Each Authorization Letter shall contain, at a minimum, the following information:

     (a) The incorporation, by reference, of this Agreement, and the Contractor's quotation.

     (b) A brief description of the Sensors to be manufactured pursuant to the Authorization Letter (including the quantity, necessary modifications to the Sensors, special requests, if any, etc.).

     (c) An enumeration of any items of special or unusual expense authorized for reimbursement of the Contractor, as well as the basis for such reimbursement.

     (d) The maximum total expenditure authorized pursuant to the Authorization Letter, subject to additional work notices resulting in additional cost as approved by the Company in advance.

     (e)  The dates by which:

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          (1)  The Company, in accord with the Contractor,
               desires the services under the Authorization
               Letter to commence.

          (2) The Company, in accord with the Contractor, desires to have the Sensor Assemblies completed and delivered to the Company.

     (f) Any other information pertinent to the work covered by the Authorization Letter, including the content and schedule for status reports from the Contractor, if any.

     (g)  The agreed-upon amount and payment terms for Sensor
          Assemblies to be delivered and services to be completed under the Authorization Letter, based upon the Contractor's quotation.

     (h) A description of any special or unusual services to be rendered by the Company as part of the Contractor's manufacture and delivery of the Sensors and Sensor Assemblies and the Company's review and approval of same, including reasonable time frames for the performance of said services.

     (i) Signature(s) of authorized representatives of both the Company and the Contractor.

     SECTION 2.7 INVENTORY. The Contractor agrees to maintain a stock of components and materials in quantities sufficient to cover the current and reasonably anticipated production of Sensors for the Company.

     SECTION 2.8 PREFERENCE TO DO BUSINESS WITH THE CONTRACTOR. The Company shall place all orders for Sensors or Sensor Assemblies with the Contractor provided that the Contractor is able and willing to, and does in fact, comply with all of its material obligations under this Agreement. If the Company concludes that the Contractor is unable and/or unwilling so to comply with any of its material obligations under this Agreement, and actually fails to comply with any of its material obligations under this Agreement, then the Company shall have the right, upon notice to the Contractor, to place orders for Sensors or Sensor Assemblies with a third party, provided that the notice to the Contractor shall specify the reasons for and nature of the order with such third party.

     SECTION 2.9 DELIVERY. The Contractor shall ship the Sensor Assemblies at the Company's expense in accordance with the Company's instructions for method of shipment as designated by the Company in the Authorization Letter. Upon shipment, the Contractor shall inform the Company of the Company's pick number, SKU number, serial number, quantity shipped, product destination, carrier, bill-to and ship-to address, package weight and freight cost.

     SECTION 2.10 SENSOR CABLES. The Company agrees to supply to the Contractor, at the Company's expense, such number of Sensor Cables as are necessary to fulfill the Contractor's obligations under each Authorization Letter, plus an allowance of ten percent (10%). Upon receipt of any Sensor Cable, the Contractor shall immediately inspect such Sensor Cable, and shall accept or reject the same. In the event that the Contractor rejects any Sensor Cable, the Contractor shall promptly return such Sensor Cable to the Company, and the Company shall promptly replace such

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Sensor Cable at its expense.  Any Sensor Cables delivered by the Company in respect of the Sensors described in any given Authorization Letter that are not required by the Contractor shall be returned to the Company upon completion of such Authorization Letter. Any Sensor Cables required by the Contractor in respect of the Sensors described in any given Authorization Letter in excess of the number supplied by the Company and accepted by the Contractor in respect of such Authorization Letter as hereinbefore provided shall be at the Contractor's sole cost and expense.


                                 ARTICLE III
                         BILLING, PAYMENT AND PRICING

     SECTION 3.1 PRICE. The per-Sensor price charged to the Company by the Contractor for the Sensors delivered and accepted by the Company under this Agreement will be as set forth in the applicable Authorization Letter. The Company agrees that per-Sensor pricing under this Agreement will reflect an entitlement on the part of the Contractor to make a reasonable profit in connection with its activities hereunder.

     SECTION 3.2 INVOICES. Upon delivery of the Sensor Assemblies by the Contractor to the possession of the carrier designated in the Authorization Letter, the Contractor shall bill the Company for the Sensors shipped pursuant to the Authorization Letter. Such invoices shall state the number of Sensors shipped, the per-Sensor price, and the total price. The Company shall make payment to the Contractor for the Sensors shipped to and accepted by the Company within thirty (30) days following receipt of the Contractor's invoice. The Company agrees to pay the Contractor a late penalty of one and one-half percent (1 1/2 %) per month on any unpaid balance.


                                  ARTICLE IV
                 WARRANTIES, QUALITY STANDARDS AND INSPECTION

     SECTION 4.1 CONTRACTOR WARRANTIES. (a) The Contractor warrants that all Sensors manufactured by the Contractor pursuant to this Agreement shall conform strictly to the Specifications of the Company described in Section
4.3 hereof. In addition, the Contractor warrants that all Sensors manufactured by the Contractor shall be free from defects in materials and workmanship for a period of one (1) year from the date of shipment. Any
Sensor in breach of this warranty will be returned to the Contractor at the Company's expense and will promptly be repaired by a member of the Contractor's authorized service staff at the Contractor's expense. Any defective Sensor which, for any reason, cannot be repaired by the Contractor when returned to the Contractor, will be replaced at the Contractor's expense (including transportation). All replaced Sensors will be warranted for a period of one (1) year from the date of shipment thereof as required by this
Section 4.1.  Returned Sensors will be processed as defined in Section 4.1(c).

     (b) SERVICES. The services provided by the Contractor or any subcontractor employed by the Contractor will be rendered by qualified personnel employed by the Contractor or any such subcontractor who will perform the tasks assigned in a manner that is consistent with good professional practice and standards, and, where applicable, in accordance with the FDA's GMP, QSR

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and/or other such regulations as appropriate.  Should the Company's
Manufacturing Coordinator determine that any Contractor or any subcontractor personnel assigned to manufacture of the Sensors (or services relating thereto) is not performing satisfactorily, the Contractor will replace such personnel or cause any applicable subcontractor to replace any such personnel upon receiving written notice thereof from the Company. The Contractor reserves the right to make staffing changes in Senior Staff, Manufacturing Personnel, and/or other personnel upon reasonable notice to the Company's Manufacturing Coordinator at logical breakpoints of the work. In the event of such staffing change, the Company shall not be charged for the time required to train the replacement(s). The amount of non-compensatory training time, if any, shall be mutually determined and agreed to by the Contractor's and the Company's management and/or Manufacturing Coordinator.

     (c) SERVICE DEPOT. The Contractor will provide Service Depot functions for the Sensors. The program will be structured as follows:

     - The Contractor, in cooperation with the Company, will establish a mutually-acceptable inventory of functioning, complete and packaged Sensors.

     - The Company's customer will send in failed Sensors to the Company, upon receipt of which the Company will ship a functioning permanent replacement to the customer.

     - The failed Sensors will be cleaned and disinfected, if necessary, by the Company prior to being repaired.

     - Repair instructions from the Company will accompany the failed Sensors describing failure-mode and any additional refurbishment services required. The Contractor and the Company will jointly develop a minimum set of standards for repair of the Sensors.

     - The Contractor will determine classification of all failed Sensors as follows: warranty repair, normal repair (outside warranty), misuse or damage repair, or some combination thereof.

     - All non-warranty work will be performed on a time-and-materials basis at the current Contractor rates at the time the work is performed.

     - Standard lead-time for all warranty work and repair work will be a maximum of ten (10) business days from receipt of the Sensors by the Contractor or, if the Sensor in question is not repairable, it shall be replaced within ten (10) business days.

     - The Contractor will return all Sensors to the Company and provide the Company with a description of work performed. All warranty shipments are F.O.B., the Company's facilities. All non-warranty shipments are F.O.B., the Contractor's manufacturing and Service Depot facilities. All repaired Sensors will be warranted for a period of one (1) year from the date of repair thereof as required by Section 4.1.

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The above-described Service Depot program will be jointly established in detail by the Company and the Contractor, resulting in a documented and mutually-approved process and procedure.

     SECTION 4.2 EXCLUSION OF OTHER WARRANTIES. EXCEPT AS SET FORTH IN THIS AGREEMENT, THE CONTRACTOR MAKES NO OTHER GUARANTEES OR WARRANTIES WHATSOEVER, AND THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     SECTION 4.3 QUALITY STANDARDS. The Sensors manufactured and supplied by the Contractor hereunder shall be manufactured in strict compliance with product and performance specifications promulgated by the Company from time to time ("SPECIFICATIONS"), which Specifications shall include, but not be limited to, manufacturing, design, inspection, governmental compliance, testing, quality control, assurance, record retention and other requirements, as applicable, and any documents, drawings, and billing materials incorporated thereby. It is understood that such Specifications may be amended as reasonably necessary from time to time during the term of this Agreement by the Company effective upon receipt by the Contractor of reasonable advance notice, provided that such amendments shall be applicable only to subsequent orders of Sensors or Sensor Assemblies.

     SECTION 4.4     ACCEPTANCE PERIOD.

     (a) When, in the Contractor's opinion, it has completed the services described in an Authorization Letter, including submission of a final report, if required, the Contractor shall provide written notification of such completion to the Company. The Company shall have an acceptance period of thirty (30) days, unless otherwise agreed to by the Company and the Contractor, from the date of the Contractor's written notice in which to inspect the Sensors including conducting tests to determine if the services, computer software and/or related materials and components have been completed and manufactured in an acceptable manner. On or prior to the expiration of this acceptance period, the Company shall provide to the Contractor written notice of either (a) satisfactory performance and the Company's acceptance of the Sensors, or (b) notice of unsatisfactory performance of services and the Company's rejection of the Sensors. The Company's right to reject the Sensors is limited to this thirty (30) day period unless a latent defect, not capable of being discovered by reasonable testing, is not discovered until a later date. "INSPECTION" shall mean the right of the Company, including its agents, affiliates and dealers, to inspect and analyze finished goods at any time during normal business hours to determine compliance with the Specifications and to determine whether any manufacturing deficiency exists, and shall include the right to reject any Sensor at any time upon discovery of any manufacturing defect.

     (b) The Contractor shall supply appropriate personnel to investigate any reported deficiencies found by the Company during the acceptance period. Deficiencies found to be the responsibility of the Contractor will be corrected by the Contractor at its expense. Such corrective activities will commence immediately and will be completed as quickly as is reasonably possible. If the deficiencies are found to be not the responsibility of the Contractor, the Company shall reimburse the Contractor for the time and material charges of (1) the Contractor's investigation, and (2) such corrective activities as the Contractor agrees to perform, if requested by the Company. If corrections

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are required, the period from the time the Contractor is notified of the
Company's rejection of Sensors to the time until the Contractor completes its investigative and corrective activities shall not be counted as part of the acceptance period; upon receipt of the Contractor's notice that the deficiencies have been remedied, the Company shall have a new acceptance period of thirty (30) days, unless otherwise agreed to in writing by the parties.

     SECTION 4.5 REJECTED GOODS. The Contractor shall promptly rework, repair or replace, at the Company's discretion and at no cost to the Company, any Sensor that is defective in workmanship or materials, or which fails to meet the Specifications and is rejected by the Company upon inspection. The Company will comply with the Contractor's reasonable return procedures. The Contractor shall not be responsible for Sensors damaged in shipment, unless such Sensors are not packaged in accordance with Section 5.1.

     SECTION 4.6 CONFIGURATION AND PROCESS CONTROL. The Contractor will immediately advise the Company's Manufacturing Coordinator at the address set forth in Section 10.1, of all known changes in or to the design, configuration or performance characteristics of the Sensor (regardless of whether such changes affect the Specifications), and of all known changes in or to the materials or manufacturing processes utilized in production. No change in process or design will be made by the Contractor unless expressly agreed to in writing by the Company in advance of such change. The Company may, at any time in its discretion and by written order, make additional changes to designs, provided that such changes shall be applicable only to Sensors covered by future Authorization Letters. If said changes cause either an increase or decrease in the engineering or manufacturing costs or the time required to manufacture the Sensors, a mutually-agreeable adjustment shall be made to the Sensor price or delivery schedule or both. Where inventory and/or materials have been made obsolete or excess as a result of said change, the Company shall have the right to determine the disposition of such property, but the Company shall, in any event, be responsible to purchase said obsolete inventory and materials at the incurred cost thereof.

     SECTION 4.7 CONTRACTOR'S STATUS REPORTS. All work performed by the Contractor under an Authorization Letter will be monitored through the use of oral and/or written status reports, as reasonably requested by the Company from time to time. The Contractor will prepare a written status report, appropriate and as specified in the applicable Authorization Letter, for submission to the Company's Manufacturing Coordinator. The general content of the status reports shall be specified by the Company's Manufacturing Coordinator, provided that the requirement to render such reports shall not materially affect the profitability to the Contractor attributable to the manufacture and assembly of the Sensors and Sensor Assemblies contemplated by the applicable Authorization Letter.

     SECTION 4.8 COMPUTER AND SUPPORT SERVICES. All computer time and other necessary support services will be provided as generally specified in the applicable Authorization Letter. All creation of software and related material done by the Contractor for the Company will be programmed and documented in keeping with the Company's standards as promulgated by the Company's Manufacturing Coordinator pursuant to Section 2.3 hereof and as generally specified in the applicable Authorization Letter.

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                                  ARTICLE V
                              PRODUCT PACKAGING

     SECTION 5.1 PACKAGING. Unless otherwise specified in the applicable Authorization Letter, all Sensor Assemblies and other items to be delivered hereunder shall be boxed, crated or stored without additional charge and shall be placed and packaged:

     (a)  To ensure safe arrival at their ultimate destination;

     (b) To secure the most expeditious and cost-effective transportation approach; and

     (c)  To comply with the requirements of common carriers.

Reference to the applicable Authorization Letter and date must be plainly marked on all invoices, packages, bills of lading, and shipping orders. Shipping memos or packing lists must accompany materials. The Contractor shall identify Sensors and items delivered to the Company by revision, description, and quantity per carton, as appropriate. The Company's count or weight shall be final and conclusive on shipments not accompanied with a packing list. Sensors must be routed in accordance with the Company's instructions for method of shipment. The Company reserves the right to designate a specific carrier and, in such case, will advise the Contractor in writing.

     SECTION 5.2 TRANSPORTATION. Transportation insurance (in an amount sufficient to cover the replacement cost of the Sensors) for loss and damage will be purchased by the Contractor and the cost thereof will be reimbursed by the Company, unless specifically directed to the contrary by the Company. Excess transportation costs resulting from failure to comply with the provisions of this Article V will be paid by the Contractor.

     SECTION 5.3 CONSOLIDATION OF SHIPMENTS. Shipments made on the same day and consigned to one destination via the same carrier must (unless otherwise agreed to by the Company) be consolidated on one bill of lading. Failure to comply will result in a credit by the Contractor to the Company's related invoice for any excess cost incurred.

     SECTION 5.4 COSTS. All prices are F.O.B., Contractor's manufacturing facility and Service Depot, unless otherwise provided in this Agreement or agreed to in writing by the parties.

     SECTION 5.5 RISK OF LOSS. Risk of loss of or damage to the Sensors shall pass to the Company upon delivery thereof by the Contractor to the appropriate carrier, unless otherwise agreed upon in writing by the parties. Any claims for loss or damage after risk of loss of or damage to the Sensors has passed to the Company shall be filed by the Company with the carrier.

                                  ARTICLE VI
                         PATENTS, INVENTIONS, RIGHTS

     SECTION 6.1 GRANT OF RIGHTS. Subject to Article VII hereof, each party grants to the other a non-exclusive license, during the term of this Agreement, to use its respective confidential

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information and its respective patent rights and patent applications covering the Sensor and components thereof as necessary in order to carry out the intent and purpose of this Agreement and for no other purpose.

     SECTION 6.2 DESIGN OWNERSHIP. Subject to the terms and conditions of this Agreement the parties agree that title to goods, inventions and copyrights in works developed by the Contractor pursuant to and during the term of this Agreement, including, but not limited to, goods, patentable inventions reduced to practice under this Agreement, copyrights in works that are created under this Agreement, designs, drawings, software and documentation, are owned by the Company. It is understood that know-how, techniques and other technology utilized and owned exclusively by the Contractor prior to the date of this Agreement will not become the property of the Company, although the Company shall have the right to use such items as necessary to utilize and enjoy the items to which the Company has title as described in this Section 6.2.

     SECTION 6.3 MASTER FILE. The Contractor acknowledges and agrees that the Sensor is a component that is critical to the functionality and thereby the marketing and sale of the Product. Accordingly, the Contractor agrees to assemble a master file (the "MASTER FILE") of all information necessary to manufacture the Sensors and to assemble the Sensor Assemblies, including, without limitation, the following: (a) technical specifications; (b) information about materials relating thereto; (c) engineering drawings;
(d) assembly procedures; (e) specialized technical know-how; (f) bill of materials and preferred vendor contacts, addresses and phone numbers;
(g) testing, verification and validation procedures; and (h) any other relevant information relating to the foregoing. Within thirty (30) days of the date of this Agreement, the Contractor will supply a copy of the Master File to the Company, and thereafter the Contractor shall update and maintain (and shall supply the Company with a copy of any such updates to or maintenance
of) the Master File to the extent necessary to keep the Master File absolutely current at all times.

     SECTION 6.4    INFRINGEMENT OF PATENTS, TRADEMARKS OR COPYRIGHTS.
Except with respect to matters described in the second sentence of this
Section 6.4, the Contractor shall indemnify the Company for any loss, damage, expense or liability that may result by reason of any infringement, or claim of infringement, of any United States patent, trademark or copyright based on the Company's use of the items described in Section 6.2 or the services furnished to the Company hereunder. Notwithstanding the provisions contained in the first sentence of this Section 6.4, the Company shall indemnify the Contractor for any loss, damage, expense or liability that may result by reason of any infringement, or claim of infringement, of any United States patent, trademark or copyright based on the Contractor's manufacture, repair or modification at the Company's request, of any Sensor which was manufactured, repaired or modified on the basis of any patent, trademark or copyright owned or applied for by the Company. Each party shall notify the other party promptly, in writing, of any such claim for infringement and shall cooperate with the other party in every reasonable way to facilitate the defense of any such claim.

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                                 ARTICLE VII
                               CONFIDENTIALITY

     SECTION 7.1 DEFINITIONS. For purposes of this Article VII, the following terms shall have the following meanings:

          (a) "TRADE SECRETS" shall mean any and all Company knowledge and information not generally known in the industry and not readily disclosed by inspection of physical materials or documents generally available to the public which relate to the following: (i) the Product or the Sensor; (ii) products related to the Product or the Sensor and/or advertising, promotion or display of the Product or the Sensor, developed or otherwise employed by the Company; (iii) procedures, methods, techniques, computer software, algorithms, computer hardware designs, plans, specifications or schematics, compositions, formulas, specifications, plans and designs relating to design, production, or manufacture of the Product or the Sensor, or advertising, promotion or display of the Product or the Sensor; (iv) designers, distributors, customers, customer contacts, distributor and customer lists, and designer, distributor and customer arrangements; (v) business relationships, including existence of, or proposed relationships with, designers, manufacturers, distributors, licensors and licensees, franchisors and franchisees; and (vi) programs, systems, information, files, materials and other confidential information, proprietary knowledge and "trade secrets" (as that term is defined in the Uniform Trade Secrets Act, Minnesota Statutes Section 325C.01, Subd. 5) of Company's business. Trade Secrets shall also mean any and all Contractor knowledge and information not generally known in the industry and not readily disclosed by inspection of physical materials or documents generally available to the public which relate to matters comparable to those described in clauses (iv),(v) and (vi) of this Subsection (a), including but not limited to any Contractor knowledge and information contained in the Master File.

          (b) "BUSINESS SECRETS" shall mean any and all information pertaining to the current or proposed organization or operation of the Company or the Contractor including, but not limited to, organizational documents, current or proposed shareholders, current or proposed customers, capitalization, current or proposed employee relationships or compensation, financing and banking arrangements, office, retail, and manufacturing facilities, manufacturing plans, and marketing plans and market segment identification.

          (c) "CONFIDENTIAL INFORMATION" of each party shall mean, collectively, the Trade Secrets and the Business Secrets of such party.

          (d) "DOCUMENTS" shall mean any and all physical material received by the Contractor from the Company, including, but not limited to, designs, proposed advertising and/or promotional materials, letters, studies, writings, diagrams, plans, drawings, charts, mark-ups, sketches, samples and prototypes relating to the Product or the Sensor.

          (e) "PURPOSE" shall mean the manufacturing of the Sensor and/or the performance of the services associated therewith, all pursuant to this Agreement.

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     SECTION 7.2    NONDISCLOSURE.  Each party hereby warrants, covenants and
agrees that any and all Confidential Information of the other party, whether oral or written, which is received by or disclosed to such party, shall be and remain strictly confidential. Any party that receives Confidential Information of the other party shall not, at any time, in any manner, directly or indirectly, divulge or in any manner whatsoever disclose to any person, firm or entity whomsoever all or any portion of such Confidential Information, except in connection with the furtherance of the Purpose and then only upon prior notice to and written consent by the owner of the Confidential Information in question.

     SECTION 7.3 NON-USE. Each party hereby warrants, covenants and agrees that it will not, in any manner, directly or indirectly, use or otherwise employ all or any portion of any Confidential Information belonging to the other party except in furtherance of the Purpose.

     SECTION 7.4 RETURN OF DOCUMENTS. Except as otherwise provided herein the Contractor hereby warrants, covenants and agrees that no copies of the Documents shall be made except as may be necessary to manufacture the Sensor. The Documents shall be returned to the Company and any notes abstracting the contents of Documents shall be destroyed, if so requested by the Company.

     SECTION 7.5 SPECIFIC ENFORCEMENT. Each party acknowledges and agrees that the other party's remedies at law are inadequate in the event of any breach or threatened breach of this Agreement. Consequently, in the event of a breach or threatened breach of this Agreement, the non-breaching party shall be entitled to petition for injunctive relief restraining the breaching party or any of its agents or employees, from breaching or acting in any manner inconsistent with the conduct or performance required by this Agreement. The Contractor hereby consents to personal jurisdiction in the courts of the State of Minnesota, County of Hennepin, or the Federal District Court, District of Minnesota, Fourth Division, with respect to any matter arising out of or in connection with this Agreement. In the event any court of competent jurisdiction determines that any portion of this Agreement is unreasonably broad or unenforceable, such court is hereby authorized and empowered to narrow the provisions of this Agreement to such reasonable parameters and limits as such court shall determine to be necessary to accomplish the intent of the parties and to protect the Company.

     SECTION 7.6 LEGAL EXPENSES. In the event of any litigation to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its legal expenses (including reasonable attorneys' fees), as assessed by the court.


                                 ARTICLE VIII
                             TERM AND TERMINATION

     SECTION 8.1 TERM. The term of this Agreement shall be for ten (10) years from the date first written above unless sooner terminated as provided hereinafter or by operation of law. Upon expiration of such term, this Agreement shall terminate unless the parties agree otherwise in writing.

     SECTION 8.2 TERMINATION WITHOUT CAUSE. This Agreement may be terminated by either party upon 270 days' prior written notice to the other party; PROVIDED, HOWEVER, that such termination will not become effective until completion of, or cancellation by the Company in accordance with

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



Section 8.5 of, any work specified in any Authorization Letter either in effect at the time of said notice of termination or submitted by the Company prior to the time of said notice of termination.

     SECTION 8.3    TERMINATION FOR FAILURE TO PERFORM, ETC.  If either party
(i) fails to remedy a breach by such party of any material obligation hereunder within thirty (30) days after receipt of written notice thereof from the other party, or (ii) fails to give reasonably adequate assurances of continued performance within thirty (30) days after a request therefor is made by the other party, the other party may, in addition to any other remedy it may have at law or in equity, immediately terminate this Agreement for failure to perform, specifying the act or omission upon which such notice is based.

     SECTION 8.4 TERMINATION FOR BANKRUPTCY. If either party is adjudged bankrupt, or becomes insolvent, or makes an assignment for the benefit of creditors, or if its business is placed in the hands of a trustee, whether by voluntary action or otherwise, the other party may immediately terminate this Agreement upon delivery of written notice of its intention to do so to the other party.

     SECTION 8.5 CANCELLATION OF AUTHORIZATION LETTERS. The Company, without prejudice to any right or remedy on account of any failure of the Contractor to perform its obligations under this Agreement, may, at any time, terminate the performance of the work under any Authorization Letter, in whole or in part, by written notice to the Contractor specifying the extent to which the performance of the work is terminated and the date upon which such termination becomes effective. In the event of any such termination, the Contractor shall be entitled to payment for satisfactory services rendered prior to the effective date of termination at the rates specified in the Authorization Letter and for any other reasonable costs or fees the Contractor may incur, including but not limited to any cost of component parts or inventory incurred by the Contractor to fill a Sensor order which the Contractor cannot reasonably avoid (which parts and/or inventory shall, upon receipt of payment therefor by the Contractor, be delivered to the Company) in curtailing or terminating such services; PROVIDED, HOWEVER, that payment of any such amounts shall be subject to any provision for the limit of expenditures set forth in the Authorization Letter. The payment of such amounts shall be in full settlement of any and all claims of the Contractor of every description, including profit.

     SECTION 8.6 RETURN OF MATERIALS BY THE CONTRACTOR UPON TERMINATION. In the event of any termination or expiration of this Agreement, the Contractor will forward to the Company all of the Company's property, Sensor and Product manufacturing information, written information and related materials, all work in the Contractor's possession (except duplicate copies required to be maintained by law) and a complete copy of the Master File (including any updates thereto or any maintenance thereof through the date of termination or expiration).

     SECTION 8.7 PERSONNEL EMPLOYMENT. Each party agrees not to solicit employment of employees of the other during the term of this Agreement and for a period of one (1) year subsequent to the termination of this Agreement unless otherwise mutually agreed in writing by the parties.

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

                                  ARTICLE IX
                            GOVERNMENT REGULATION

     SECTION 9.1 COMPLIANCE WITH REGULATIONS. Both the Company and the Contractor shall conduct their respective business under this Agreement in accordance and in compliance with applicable government regulations. In this connection, the manufacturing activities by the Contractor shall be, as a minimum, in accordance with any applicable GMPs and QSRs. The parties shall cooperate in providing, as required, information to governmental agencies in order to obtain and maintain necessary approvals. Documentation retention of manufacturing quality records will be in accordance with GMP and QSR regulations. At the end of the retention period, all copies of all records will be returned to the Company. The Company is responsible for initiating interaction with the FDA on issues regarding the Sensor. The Contractor will make the Company aware of any known issues believed to require regulatory attention on the Company's part. With the exception of complaint investigation, the cost incurred by each of the parties with respect to their obligations under this Section 9.1 shall be borne by the incurring party. The Company will supply the Contractor with any complaints from its customers relating to compliance with GMP and QSR requirements. The Company will bear the cost of any complaint investigation that is not caused by the Contractor's workmanship. The Contractor will supply the Company with copies of all complaint investigations for the Company's files. Documentation retention of the Sensor History Records and Sensor Master Record and other Quality Records will be maintained by the Contractor. Any records of the Company relating to regulatory compliance under this Section 9.1 shall be available for review and reproduction by the Contractor upon request, but only to the extent necessary to permit the Contractor to investigate a complaint involving the Contractor that relates to the Sensors and/or the Sensor Assemblies.

     SECTION 9.2 COMPLIANCE WITH LAWS. To the extent applicable to each of them, both the Contractor and the Company shall be responsible for complying with all federal, state and local laws, rules, regulations, guidelines and the like in the United States and in other countries as they may pertain to the Sensor and to the obligations on the parties to perform under this Agreement including, without limitation, requirements in the United States with respect to registration of establishments, listing of medical devices, reporting of deaths, serious injuries and certain malfunctions under 21 CFR Part 803 and the potential therefor, tracking of medical devices, recalls, safety alerts and process controls. In no event shall either party assume any risk arising out of the other party's failure to comply with such laws, rules, regulations, guidelines and the like, and each party shall cooperate with the other in all respects to facilitate and promote strict compliance with the provision of this Section 9.2; provided that if such cooperation subjects the cooperating party to unreasonable costs, then such party shall be reimbursed by the other party for such actual out-of-pocket expenses as are substantiated by original receipts. Any changes in Sensor design or manufacture (and associated costs) required by law or regulation or component availability shall be negotiated by the parties and agreed to in good faith.

                                  ARTICLE X
                           MISCELLANEOUS PROVISIONS

     SECTION 10.1 NOTICES. Any notice given under this Agreement shall be mailed by first class registered or certified airmail, postage prepaid, and return receipt requested, via a national overnight courier service, or sent by telefax, to the receiving party at the address set forth on the first page hereof, or at such other address as the party may from time to time designate. Notices shall be considered given on the date mailed or sent, if mailed or sent in accordance with the provisions of this Section 10.1, subject to proof of receipt by overnight courier, telefax confirmation or return receipt of a certified mail transmission.

     SECTION 10.2 GOVERNING LAW. This Agreement shall be deemed to have been executed and delivered in the State of Minnesota, and all questions arising out of or under this Agreement shall be governed by the laws of the State of Minnesota.

     SECTION 10.3 ENTIRE AGREEMENT. This is the final and entire Agreement and understanding between the parties and supersedes and merges all prior agreements and understandings, oral or written, as to the subject matter described herein. No modifications, representation, promise or agreement in connection with the subject matter of this Agreement shall be binding on the Company or the Contractor unless made in writing and signed by an officer or authorized representative of the party to be bound, such as the issuance by the Company of a change to an Authorization Letter.

     SECTION 10.4 WAIVER. No term, covenant, or written condition of this Agreement shall be deemed waived except by the written agreement of the parties. Forbearance or indulgence by either party in any regard whatsoever shall not constitute a waiver of the term, covenant or condition to be performed by the other to which the same may apply, and until complete performance by the other party of such term, covenant and condition, the performing party shall be entitled to invoke any remedy available to it under this Agreement or otherwise available to it at law or in equity despite such forbearance or indulgence.

     SECTION 10.5 SAVINGS CLAUSE. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, such provision shall be deemed to be null and void, and the remainder of this Agreement shall be in full force and effect. The parties specifically declare that they would have entered into this Agreement if such void provision (or provisions), if any, had been entirely omitted.

     SECTION 10.6 REMEDIES. No right or remedy conferred or reserved by the Agreement shall be exclusive of any other right or remedy herein or provided at law or in equity. To the extent any provision of this Agreement may be inconsistent with any remedy provided at law or in equity, this Agreement shall be controlling.

     SECTION 10.7 ASSIGNMENT, ETC. Neither party may assign its rights, delegate its duties or otherwise transfer any interest it may have in this Agreement without the prior written consent of the other party (which consent may not be unreasonably withheld or delayed), and any purported assignment, delegation or other transfer without such consent shall be void. The foregoing restriction on delegation of duties shall include, without limitation, any use by the Contractor of subcontractors to perform any service in connection with the final assembly of the Sensors. For purposes of this Agreement, the Contractor shall be deemed to "transfer" its interest in this Agreement if the Contractor ceases at any time during the term of this Agreement to have available to it on substantially a full-time basis the services of either of the principals of the Contractor, Fred R. Thornton and M. Terry Riggs. Subject to the foregoing, this Agreement shall be binding on the parties hereto and their respective successors and permitted assigns.

     SECTION 10.8 SURVIVAL OF RIGHTS AND OBLIGATIONS. The rights and obligations contained in Article IV, Section 6.3 and Section 6.4 shall survive and continue for a period of three (3) years after the expiration or termination of this Agreement, and shall bind the parties and their successors and assigns for such period. The rights and obligations contained in Article VII (except with respect to any knowledge or information contained in the Master File) shall survive and continue for a period of six
(6) years after the expiration or termination of this Agreement, and shall bind the parties and their successors and assigns for such period. The rights and obligations contained in Article VII with respect to any knowledge or information contained in the Master File shall survive until the expiration or termination of this Agreement; provided, however, that subject to Section 2.8 hereof, the Company shall have the right at any time prior to the expiration or termination of this Agreement to divulge, disclose and/or use such knowledge and information solely for the limited purpose of seeking alternate vendors as potential manufacturing sources for the Sensors and Sensor Assemblies, provided that the Company has signed an enforceable nondisclosure and non-use agreement with any third party to which any Master File knowledge and information is divulged or disclosed (of which agreement the Contractor shall be a beneficiary).

     SECTION 10.9 FORCE MAJEURE. Neither party shall be liable for failure to perform or for any delay in performing any of its obligations hereunder other than as provided for herein, when such failure or delay is caused, directly or indirectly, by fire, flood, earthquake, riot, accident, explosion, strike or other labor disturbances (regardless of the unreasonableness of the degree of the demand of labor), war, seizure under legal process orders or acts of any government or branch or agency thereof, or acts of God.

     SECTION 10.10 INDEPENDENT CONTRACTORS. During the term thereof, the relationship of each party hereto to the other party, is that of an independent contractor. Nothing herein contained shall be deemed to authorize or empower either party, its agents or employees to act as agent for the other party or conduct business in the name, or for the account of, the other party or any of the other party's affiliates or otherwise bind it or them in any manner, and neither party shall make any representation to the contrary to any third party.

     SECTION 10.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on each of the parties.

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


     IN WITNESS WHEREOF, the parties have executed this AGREEMENT as of the date above written.


                                     HYPERTENSION DIAGNOSTICS, INC.


                                     BY_________________________________________
                                       Charles F. Chesney, D.V.M., PH.D., R.A.C.
                                       Executive Vice President and C.T.O.

                                               "COMPANY"



                                     APOLLO RESEARCH CORPORATION


                                     BY_________________________________________

                                       Its______________________________________

                                              "CONTRACTOR"


                                       17